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                                                                   EXHIBIT 21(i)

                          READING ENTERTAINMENT, INC.
                          ---------------------------

                              As of March 17, 1997


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                                          JURISDICTION OF
CONSOLIDATED SUBSIDIARIES                  INCORPORATION
 1.  Angelika Cinemas, Inc.                New York, USA
 2.  Angelika Film Centers LLC             Delaware, USA
 3.  Australia Cinema Management           New South Wales, Australia
     Pty Limited
 4.  Cine Vista Holdings, Inc.             Delaware, USA
 5.  Entertainment Holdings, Inc.          Delaware, USA
 6.  FA, Inc.                              Delaware, USA
 7.  The Port Reading Railroad Company     New Jersey, USA
 8.  Puerto Rico Holdings, Inc.            Delaware, USA
 9.  Railroad Investments, Inc.            Delaware, USA
10.  Reading Australia Pty Limited         New South Wales, Australia
11.  Reading Capital Corporation           Delaware, USA
12.  Reading Center Development Corp.      Pennsylvania, USA
13.  Reading Cinemas, Inc.                 Delaware, USA
14.  Reading Cinemas of Puerto Rico,       Puerto Rico, USA
     Inc.
15.  Reading Cinemas U.K., Inc.            Delaware, USA
16.  Reading Company                       Pennsylvania, USA
17.  Reading Country Cinemas Pty Ltd.      New South Wales, Australia
18.  Reading Holdings, Inc.                Delaware, USA
19.  Reading International Cinemas LLC     Delaware, USA
20.  Reading Investment Company            Delaware, USA
21.  Reading Merger Co.                    Pennsylvania, USA
22.  Reading Properties Pty Limited        Victoria, Australia
23.  Reading Real Estate Company           Pennsylvania, USA
24.  Reading Resources, Inc.               Delaware, USA
25.  Reading Transportation Company        Pennsylvania, USA
26.  Trenton-Princeton Traction Company    New Jersey, USA
27.  Washington and Franklin Railway       Pennsylvania and
     Company                               Maryland, USA
28.  Western Gaming, Inc.                  Delaware, USA
29.  Wilmington & Northern Railroad        Pennsylvania and
                                           Delaware, USA
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UNCONSOLIDATED MINORITY INTERESTS

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
 1.  Allentown Terminal Railroad           Pennsylvania, USA
     Company
 2.  Baltimore and Cumberland Valley       Pennsylvania, USA
     Railroad Extension Company
 3.  Pennsylvania-Reading Seashore         New Jersey, USA
     Lines
 4.  Philadelphia Belt Line Railroad       Pennsylvania, USA
     Company (The)
 5.  Trailer Train Company

PARTNERSHIPS

 1.  Parametric Garage Associates
 2.  Rutherford Industrial Center Partners, G.P.

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